Exhibit 21.1
OPTION CARE, INC.
LISTING OF SUBSIDIARIES OF THE REGISTRANT
(as of March 1, 2007)

Parent Corporation:
Option Care, Inc. (Delaware corporation)
U.S. subsidiaries of Option Care, Inc. (DE):
Option Care, Inc. (California corporation)
Home Health of Option Care, Inc. (Nevada corporation)
Management by Information, Inc. (Delaware corporation)
Optionet, Inc. (Delaware corporation)
Option Care of New York, Inc. (New York corporation)
Option Care Enterprises, Inc. (Delaware corporation)
Subsidiaries of Option Care Enterprises, Inc. (DE):
At Home Solutions, Inc. (Montana corporation)
Cypress Home Medical, Inc. (Florida corporation)
Chartwell Care Givers, Inc. (Delaware corporation)
Chartwell Southern New England, LLC (Delaware limited liability company)
Excel Healthcare, L.L.C. (Virginia limited liability company)
Home I.V., Inc. (California corporation)
I.V. Associates, Inc. (Pennsylvania corporation)
Healthcare Options of Minnesota, Inc. (Minnesota corporation)
Infusion Specialties, Inc. (Texas corporation)
North County Home I.V., Inc. (California corporation) (13% owned by Option Care Enterprises, Inc.-DE)
Option Care Kansas City, L.L.C. (Delaware limited liability company)
Option Home Health, Inc. (Ohio corporation)
Option Care Home Health, L.L.C. (Delaware limited liability company)
Option Care Home Health, L.L.C. (Washington limited liability company) (50% owned by Option Care, Inc.-CA)
Option Care Nevada, LLC (Delaware limited liability company)
Option Care Phoenix, LLC (Delaware limited liability company)
OptionMed, Inc. (Delaware corporation)
Rehab Options, Inc. (Missouri corporation)
Salient Medical Centers, L.L.C. (Delaware limited liability company)
Springville Pharmacy Infusion Therapy, Inc. (New York corporation)
Option Care Enterprises, Inc. (Pennsylvania corporation) (80% owned)
Subsidiary of Option Care Enterprises, Inc. (PA):
Hunterdon Infusion Services, L.L.P. (New Jersey limited liability partnership) (50% owned)

Foreign subsidiary of Option Care, Inc. (DE):
Full Road Holdings, Ltd. (Mauritius)
Subsidiary of Full Road Holdings, Ltd. (Mauritius):
Salient Business Solutions, Ltd. (30% owned)
Entities listed above are all wholly owned subsidiaries, except as indicated.